SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2002

Mohegan Tribal Gaming Authority

(Exact name of registrant as specified in its charter)

Connecticut	033-80655	06-1436334
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

One Mohegan Sun Boulevard
Uncasville, CT 06382

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (860) 862-8000

Item 5.    Other Events.

The Mohegan Tribal Gaming Authority (the “Authority”) today released a press release, attached hereto as Exhibit 99.1, announcing its fourth quarter and fiscal year end September 30, 2002 operating results.

Some information included in this Current Report on Form 8-K and other materials filed by the Authority with the Securities and Exchange Commission contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements can sometimes be identified by our use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect,” or “intend” and similar expressions. Similarly, these statements include information relating to plans for future expansion and other business development activities, as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of the Authority. These risks and uncertainties include, but are not limited to, those relating to development and construction activities, dependence on existing management, leverage and debt service, domestic or global economic conditions, pending litigation, changes in federal tax laws or the administration of such laws and changes in gaming laws or regulations (including the legalization of gaming in certain jurisdictions). Additional information concerning potential factors that could affect the Authority’s financial results are included in the Authority’s Form 10-K and 10-K/A for the fiscal year ended September 30, 2001 and the Registrant’s other periodic filings and reports with the Securities and Exchange Commission. The forward-looking statements included in this Current Report on Form 8-K are made only as of the date of this report. The Authority does not have and does not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances. The Authority cannot assure you that projected results or events will be achieved.

Item 7.    Financial Statements and Exhibits.

(c)      Exhibits.

99.1    Press release dated December 4, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHEGAN TRIBAL GAMING AUTHORITY

Date: December 5, 2002	By: /s/ Mark F. Brown
       Mark F. Brown
      Chairman, Management Board